UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1427402
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

614 McKinley Place N.E.

Minneapolis, Minnesota 55413-2610

(Address of Principal Executive Office and Zip Code)

Bio-Techne Corporation 2014 Employee Stock Purchase Plan

(Full Title of the Plan)

James Hippel

Vice President of Finance and Chief Financial Officer

Bio-Techne Corporation

614 McKinley Place N.E.

Minneapolis, Minnesota 55413-2610

(612) 379-8854

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Melodie R. Rose

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7162

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (Reserved for Future Sales)	200,000	$91.64	$18,328,000	$2,129.71

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.01 per share of Bio-Techne (the “Company”), which may become issuable under the Bio-Techne Corporation 2014 Employee Stock Purchase Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on October 30, 2014, as quoted on the Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, Bio-Techne Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference and shall be deemed to be a part hereof (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

(a) The Company’s Annual Report on Form 10-K filed for the fiscal year ended June 30, 2014, filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2014;

(b) The Company’s Current Reports on Form 8-K, filed with the SEC on July 8, 2014, August 1, 2014 (including the amendment thereto filed with the SEC on October 16, 2014), August 11, 2014 and November 4, 2014, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year ended June 30, 2014 (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules); and

(3) The description of the Company’s Common Stock included in its Registration Statement on Form 10, filed with the Commission November 1, 1988, as amended and restated in a Current Report on Form 8-K dated November 4, 2014.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing of such documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

Under Minnesota corporate law, a corporation shall, unless prohibited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the bests interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Company’s Articles of Incorporation and Bylaws do not limit the Company’s obligation to indemnify such persons.

The Company’s Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

In addition, the Company has indemnification agreements covering directors, executive officers and certain other employees as determined by the Company’s chief executive officer, a form of which has been filed with the SEC on its Form 10-K filed August 29, 2014. The indemnification agreements clarify the process and conditions under which the Company will advance expenses and indemnify each indemnitee against costs incurred in connection with a proceeding to which an indemnitee is made party to, or threatened to be made party to, by reason of anything done or not done by the indemnitee in his or her official capacity, or in which he or she serves as a witness by reason of such official capacity. The indemnification rights provided for in the indemnification agreements supersede other agreements on the topics of indemnification and advancement, including the Company’s Bylaws, and supplement indemnification and advancement rights provided for under applicable law.

Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A., filed herewith.

10.1	Bio-Techne Corporation 2014 Employee Stock Purchase Plan, filed herewith.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 4, 2014.

BIO-TECHNE CORPORATION

By:	/s/ Charles R. Kummeth
Charles R. Kummeth
President, Chief Executive Officer and Director

Each of the undersigned constitutes and appoints Charles R. Kummeth and James Hippel his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Bio-Techne Corporation relating to the Company’s 2014 Employee Stock Purchase Plan, any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Company’s 2014 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ Charles R. Kummeth Charles R. Kummeth	President, Chief Executive Officer and Director (principal executive officer)	November 4, 2014

/s/ James Hippel James Hippel	Vice President—Finance and Chief Financial Officer (principal financial and accounting officer)	November 4, 2014

/s/ Robert V. Baumgartner Robert V. Baumgartner	Director	November 4, 2014

/s/ Roger C. Lucas Roger C. Lucas	Director	November 4, 2014

/s/ Howard V. O’Connell Howard V. O’Connell	Director	November 4, 2014

Signature	Title	Date

/s/ Randolph C. Steer Randolph C. Steer	Director	November 4, 2014

/s/ Charles A. Dinarello Charles A. Dinarello	Director	November 4, 2014

/s/ Karen A. Holbrook Karen A. Holbrook	Director	November 4, 2014

/s/ John L. Higgins John L. Higgins	Director	November 4, 2014

/s/ Roeland Nusse Roeland Nusse	Director	November 4, 2014

/s/ Harold J. Wiens Harold J. Wiens	Director	November 4, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A., filed herewith.

10.1	Bio-Techne Corporation 2014 Employee Stock Purchase Plan, filed herewith.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (included on signature page).